Freeport-McMoRan Inc.                                    Exhibit B


Freeport-McMoRan Inc.                 R. Foster Duncan
1615 Poydras Street                   Treasurer
New Orleans, LA 70112                 Telephone: 504-582-4628
P.O. Box 61119                        Fax: 504-582-4511
New Orleans, LA 70161

April 27, 1995


Re:  Restructuring of Freeport-McMoRan Inc.


Thank you for agreeing to underwrite our new credit facilities.
Enclosed for your review is a description of (1) the spin-off of Freeport-McMoRan Copper & Gold Inc. ("FCX") and (2) the plans of FTX and FCX to enter into a strategic alliance with The RTZ Corporation PLC ("RTZ") and RTZ America Inc. (the "RTZ Transaction"), as to both of which we have informed you previously and details of which are set out in the Exhibit hereto.
In order for us to proceed with our discussions with RTZ toward execution of definitive documentation, we are requesting that you indicate your agreement in principle to the RTZ Transaction, subject to your further satisfaction with the final terms of the definitive documentation. As you are aware, under the proposed FCX/FI credit facility, the security interest granted to the lenders will include cash flows from PT-FI's Contract of Work, Block A. As described in more detail in the attachment, the RTZ Transaction will include the sharing of certain incremental cash flows from future expansion projects related to Block A. Cash flows from the current base production in Block A of 118,000 tonnes per day, in effect produced from the amount of PT-FI's year-end 1994 10-K ore reserve base, will remain reserved to PT-FI (and, consequently, to its lenders) and RTZ's interest will be only in any incremental cash flow derived from production in excess of such current base production due to any expansion projects RTZ has funded on a joint venture basis or a sole risk basis. Please refer to the attachment for further detail regarding the RTZ Transaction.

In reliance upon your agreement in principle, the parties intend to enter into a stock purchase agreement governing the purchase of FCX stock and related transactions and, at the same time, a master agreement attaching forms of definitive documentation regarding the joint venture, which definitive documentation will be subject to your satisfaction as provided below.
If you agree in principle to the RTZ Transaction as outlined above and in the attachment, subject to your satisfaction with the final terms of the definitive documentation regarding such transaction prior to your entering into our new credit facilities, please countersign this letter and return it via facsimile (504-582-4511) to R. Foster Duncan, Treasurer of Freeport-McMoRan Inc., no later than Friday, May 5, 1995. We understand such agreement in principle to include specifically your agreement that, subject to your satisfaction with the final terms of the RTZ Transaction and the definitive terms of the documentation regarding such transaction, (1) you will cooperate and negotiate in good faith with RTZ regarding intercreditor and revenue sharing arrangements to give effect to the foregoing, (2) you will consent to the joint venture arrangements and the loan described in the attachment, (3) you will consent to the lien on the expansion cash flows (those attributable to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ) and that such cash flows can be assigned and pledged to RTZ, (4) you will consent to the lien on (X) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ in Block A (it being understood that expansion projects exclude PT-FI's current milling and mining operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base), (Y) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to Block B and agree such interests may be assigned to RTZ and (Z) RTZ's 40% interest in all Products obtained or other property produced by or acquired by the joint venture expansion projects in Block A or joint venture expansion projects in Block B, (5) PTFI may (subject to certain exceptions to be agreed upon related to RTZ's ability to perform and to RTZ's agreement to operate consistently with the terms of the credit facilities) be replaced with RTZ or an affiliate of RTZ reasonably acceptable to the Banks as operator of the joint venture as described in the attachment and (6) FCX may guaranty PTFI's obligations under the participation agreement which governs the terms of the joint venture. Please return the original executed signature pages to Mr. Woolery via overnight courier c/o Cravath, Swaine &

Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York
10019-7475 (telephone: 212-474-1000).
Very truly yours,

FREEPORT-MCMORAN INC.


By:  /s/ R. Foster Duncan
        Name:  R. Foster Duncan
        Title: Treasurer


FREEPORT-MCMORAN COOPER & GOLD INC.


By:  /s/ R. Foster Duncan
         Name:  R. Foster Duncan
         Title: Treasurer


P.T. FREEPORT INDONESIA COMPANY


By:  /s/ R. Foster Duncan
         Name:  R. Foster Duncan
         Title: Treasurer

Agreed and accepted on this _____ day of April, 1995:


The Chase Manhattan Bank, N.A.
Name of Bank


By:  /s/ Nicholas J. Chirzkos
      Name:  Nicholas J. Chirzkos
      Title: Vice President

Moore, Worldwide Plaza, 825 Eighth Avenue, New York,
New York 10019-7475 (telephone: 212-474-1000).
Very truly yours,

FREEPORT-MCMORAN INC.


By:________________________________________
    Name:
    Title:


FREEPORT-MCMORAN COOPER & GOLD INC.


By:________________________________________
    Name:
    Title:


P.T. FREEPORT INDONESIA COMPANY


By:________________________________________
    Name:
    Title:

Agreed and accepted on this 27th day of April, 1995:


Chemical Bank
Name of Bank


By:  /s/ Theodore L. Parker
       Name:  Theodore L. Parker
       Title: Vice President

Chemical Bank
270 Park Avenue
New York, NY 10017-2070

                                        April 27, 1995


Freeport-McMoRan Inc.
Freeport-McMoRan Resource Partners,
    Limited Partnership
Freeport-McMoRan Copper & Gold Inc.
P.T. Freeport Indonesia Company
1615 Poydras Street
New Orleans, Louisiana  70112

Attention of:  Mr. R. Foster Duncan

Senior Secured Revolving Credit Facilities
Consent Letter

Ladies and Gentlemen:

Reference is made to:  (i) the Amended and Restated
Credit Agreement (the "FTX-FRP Credit Agreement") dated as of June 1, 1993 among Freeport-McMoRan Inc. ("FTX"), Freeport McMoRan Resource Partners, Limited Partnership ("FRP"), the Banks party thereto and Chemical Bank (as Agent for the Banks), (ii) the Credit Agreement dated as of October 27, 1989, as amended and restated as of June 1, 1993 and as further amended (the "FI Credit Agreement"), among P.T. Freeport Indonesia Company ("FI"), FTX, Freeport-McMoRan Copper & Gold Inc. ("FCX"), the Banks party thereto, First National Bank, National Association (as successor to Morgan Guaranty Trust Company of New York as trustee for the Banks under the FI Trust Agreement) and Chemical Bank (as Agent for the Banks), (iii) the Credit Agreement dated as of June 11, 1992, as amended (the "FMPO Credit Agreement"), among FM Properties Operating Co. ("FMPO"), FTX, the Banks party thereto and Chemical Bank as Agent and Collateral Agent for the Banks (the FTX-FRP Credit Agreement, the FI Credit Agreement and the FMPO Credit Agreement being collectively referred to herein as the "Credit Agreements") and (iv) the consents attached hereto (the "Consents") delivered to the Banks party to the respective Credit Agreements in connection with the proposed transaction between FTX, FCX, The RTZ Corporation PLC ("RTZ") and RTZ America Inc. described therein. Terms used but not defined herein have the meaning assigned to such terms in the FTX-FRP Credit Agreement.
In the event that (A) (i) any Bank shall not provide its consent under the FTX-FRP Credit Agreement, the FI Credit Agreement or the FMPO Credit Agreement, as the case may be, pursuant to the Consents attached hereto and (ii) the consent of such Bank is necessary to obtain approval of the Consent Letter by the requisite number of Banks under the FRP-FTX Credit Agreement, the FI Credit Agreement or the FMPO Credit Agreement, as the case may be; or (B) if Chemical Bank has approved the definitive documentation and (i) any Bank shall not provide the necessary consents, waivers and/or agreements, as the case may be, under any of the FTX-FRP Credit Agreement, the FI Credit Agreement or the FMPO Credit Agreement, as the case may be, in respect of the definitive documentation (and the transactions contemplated thereby) relating to the transactions described herein and in the attachments hereto, and (ii) the consent of such Bank is necessary to obtain the approval of such definitive documentation under the FTX-FRP Credit Agreement, the FI Credit Agreement or the FMPO Credit Agreement, as the case may be, then, in each case, Chemical agrees to (I) make a binding offer to purchase at par such Bank's rights and obligations under such Credit Agreement and to use its best efforts to consummate such purchase in accordance with
Section 10.3 of the FTX-FRP Credit Agreement, Section 10.3 of the FI Credit Agreement or Section 9.3 of the FMPO Credit Agreement, as the case may be, and to provide such consents, waivers and agreements, as the case may be, and/or (II) refinance the Credit Agreements on the same terms (except as modified to reflect and to permit the transactions described herein and in the attachments hereto, as contemplated by the approved definitive documentation) with banks which provide such consents, waivers and agreements, as the case may be; provided that, Chemical's obligations hereunder shall be subject to the condition that, after giving effect to the waivers and consents in the Consents with respect to each of the respective Credit Agreements, there shall not have occurred and be continuing any Default or Event of Default under any such Credit Agreements.
By execution and delivery of this letter agreement, Chemical, in its capacity as a Bank, indicates its agreement in principle to the transactions described herein and in the attachments, subject to Chemical's satisfaction with the final terms of the definitive documentation regarding such transactions. Such agreement in principle includes specifically Chemical's agreement that, subject to its satisfaction with the final terms of the definitive documentation regarding such transactions, (1) Chemical consents to the joint venture arrangements and the loan described in the attachments, (2) Chemical will consent to release the lien on the expansion cash flows (those attributable to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ) and that such cash flows can be assigned and pledged to RTZ, (3) Chemical will consent to release the lien on
(X) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ in Block A (it being understood that expansion projects exclude PT-FI's current milling and mining operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base), (Y) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to Block B and agree such interests may be assigned to RTZ and (Z) RTZ's 40% interest in all Products obtained or other property produced by or acquired by the joint venture expansion projects in Block A or joint venture expansion projects in Block B, (4) Chemical agrees that PT-FI may (subject to certain exceptions to be agreed upon related to RTZ's ability to perform and to RTZ's agreement to operate consistently with the terms of the credit facilities) be replaced with RTZ or an affiliate of RTZ as operator reasonably acceptable to Chemical of the joint venture as described herein and in the attachments, (5) Chemical agrees that FCX may guaranty PT-FI's obligations under the participation agreement which governs the terms of the joint venture, and (6) Chemical agrees to enter into mutually satisfactory agreements with RTZ so that the respective revenue priorities and lien rights are respected. Such agreement in principle also includes specifically Chemical's agreement, subject to such satisfaction, that the proposed terms of the new senior secured revolving credit facilities which will amend or replace the Credit Agreements will be changed to reflect and permit the transactions described herein and in the attachments hereto, as contemplated by the approved definitive documentation.
This letter agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.
If the foregoing correctly sets forth our understanding, please indicate your acceptance hereof by signing in the appropriate space below and returning to each of us one of the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.
Very truly yours,
CHEMICAL BANK,


By:  /s/ Theodore L. Parker
        Name:   Theodore L. Parker
        Title:  Vice President
CHEMICAL SECURITIES INC.,


By:  /s/ W. Durand Eppler
        Name:   W. Durand Eppler
        Title:  Managing Director
Accepted and agreed to
as of the date first written
above:
FREEPORT-MCMORAN INC.
By:  /s/ R. Foster Duncan
        Name:   R. Foster Duncan
        Title:  Treasurer
FREEPORT-MCMORAN RESOURCE PARTNERS
LIMITED PARTNESHIP,
By:     FREEPORT-MCMORAN INC.,
its Administrative Managing
General Partner,
By:  /s/ R. Foster Duncan
        Name:   R. Foster Duncan
        Title:  Treasurer
FREEPORT-MCMORAN COPPER & GOLD INC.,
By:  /s/ R. Foster Duncan
        Name:   R. Foster Duncan
        Title:  Treasurer
P.T. FREEPORT INDONESIA COMPANY,
By:  /s/ R. Foster Duncan
        Name:   R. Foster Duncan
        Title:  Treasurer
FM PROPERTIES OPERATING CO.,
By:     Freeport-McMoRan Inc.,
its Managing General Partner,
By:  /s/ R. Foster Duncan
        Name:   R. Foster Duncan
        Title:  Treasurer


Chemical Bank                             The Chawe Manhattan Bank
270 Park Avenue                           (Natioanl Association)
New York, NY  10017-2070                  One Chase Manhattan Plaza
                                          New York, NY 10081
                                          April 27, 1995
Freeport-McMoRan Inc.
Freeport-McMoRan Resource Partners,
  Limited Partnership
Freeport-McMoRan Copper & Gold Inc.
P.T. Freeport Indonesia Company
1615 Poydras Street
New Orleans, Louisiana 70112
Attention of:   Mr. R. Foster Duncan
Senior Secured Revolving Credit Facilities
Amended Commitment Letter
Ladies and Gentlemen:
Reference is made to the Commitment Letter, dated as of January 25, 1995 (including attachments thereto, the "Commitment Letter"), among Freeport-McMoRan Inc. ("FTX"), Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), Freeport-McMoRan Copper and Gold Inc. ("FCX"), P.T. Freeport Indonesia Company ("FI"), Chemical Bank ("Chemical"), Chemical Securities Inc. ("CSI"), The Chase Manhattan Bank (National Association) ("Chase") and Chase Securities, Inc. ("Chase Securities"). Capitalized terms used but not defined herein have the meaning assigned to such terms in the Commitment Letter. You have advised Chemical, CSI, Chase and Chase
Securities that, in addition to the Restructuring transactions described in the Commitment Letter, FTX and FCX plan to enter into a strategic alliance with the RTZ Corporation PLC ("RTZ") and RTZ American Inc. as described in the letter attached as Exhibit A hereto (the "RTZ" Transaction"). Based on FTZ's and FCX's plan to enter into the RTZ Transaction, each of Chemical and Chase is pleased to confirm to you its reinstatement of its several commitment to provide one half of the $750,000,000 principal amount of the FI Senior Secured Credit Facility and one half of the $400,000,000 principal amount of the FRP Senior Secured Credit Facility, each substantially on the terms and conditions set forth in this letter agreement, the Commitment Letter and the respective Term Sheets attached as Exhibits A-1, A-2 and B to the Commitment Letter.
In accordance with the provisions of the Commitment
Letter, Chemical continues to reserve the right, prior to the execution of definitive documentation (the "Closing"), to syndicate all or a portion of such commitments to one or more financial institutions reasonable acceptable to you which will become parties to the definitive credit documentation (together with Chemical and Chase, the "Lenders"). In addition, Chemical's and Chase's commitments hereunder are subject to (i) the negotiation, execution and delivery prior to [June 30,] 1995, of definitive documentation with respect to the Credit Facility satisfactory in form and substance to Chemical, Chase and counsel for the Agents and (ii) the conditions included in the Commitment Letter.
This letter constitutes an amendment to the Commitment
Letter, which except as amended hereby, shall remain in full force and effect in accordance with its terms. After your acceptance hereof, all references to the Commitment Letter in the Fee Letters, the Term Sheets or other documentation relating to the Credit Facility shall be Deemed to refer to the Commitment Letter as amended hereby.
If the foregoing correctly sets forth our understanding, please indicate your acceptance hereof by signing in the appropriate space below and returning to each of us one of the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.
Very truly yours,
CHEMICAL BANK,

                                          by Theodore L. Parker
                                          Name:  Theodore L. Parker
                                          Title:  Vice President
- -2-

                                        CHEMICAL SECURITIES INC,
                                         by/s/ W. Durand Eppler
                                         Name:  W. Durand Eppler
                                         Title:  Managing Director
                                         CHASE SECURITIES, INC.
                                         by/s/ Andrew C. Mahder
                                         Name:  Andrew C. Mahder
                                         Title:  Vice President

                                         THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION),
                                         by/s/ Nicholas J. Chirzkos
                                         Name:  Nicholas J. Chirzkos
                                         Title:  Vice President

Accepted and agreed to
as of the date first written
above:
FREEPORT-McMoRan INC.,
by
/s/ R. Foster Duncan
Name:  R. Foster Duncan
Title:  Treasurer
FREEPORT-McMoRan RESOURCE PARTNERS,
LIMITED PARTNERSHIP,
by      FREEPORT-McMoRan INC.,
its Administrative Managing
General Partner,
by/s/ R. Foster Duncan
Name:  R. Foster Duncan
Title:  Treasurer
FREEPORT-McMoRan COPPER & GOLD INC.,
by
/s/ R. Foster Duncan
Name:  R. Foster Duncan
Title:  Treasurer
- -3-

P.T. FREEPORT INDONESIA COMPANY,
by/s/ R. Foster Duncan
Name:  R. Foster Duncan
Title:  Treasurer

- -4-

Description of Freeport Restructuring
A.      Spin-Off of Freeport-McMoRan Cooper & Gold Inc.
On May 3, 1994, Freeport-McMoRan Inc. ("FTX") announced plans to spin-off its subsidiary, Freeport-McMoRan Copper & Gold Inc. ("FCX"), pursuant to an essentially tax-free distribution to its common stockholders, on a pro rata basis, of all of the shares of the Class B Common Stock of FCX which it owns at the time of such distribution (the "Distribution").
Because of the tremendous growth of FCX's common equity market value since its organization in 1987, FTX and FCX believe that the Distribution is necessary in order for FCX to continue its growth and development of business opportunities without conflicting with the financial needs and priorities of FTX.
A series of steps will be taken prior to the Distribution. First, both FTX and FCX will recapitalize or refinance certain of their existing indebtedness. Accordingly, FTX plans to call for redemption or otherwise cause to be converted or discharged all of its outstanding convertible debt. The ability to do so is dependent to a large extent on its arrangements with RTZ. These arrangements and FTX's recapitalization are described in more detail below.
Likewise, as you are aware, FCX is in the process of refinancing its existing indebtedness. FCX and P.T. Freeport Indonesia Company ("PT-FI"), a subsidiary of FCX, will enter into two senior secured revolving credit facilities with Chemical Bank, as Administrative Agent, and The Chase Manhattan Bank (National Association), as Documentary Agent, including an amendment to the existing $550 million facility under which PT-FI will be the borrower and a new $200 million facility under which either FCX or PT-FI may borrow. In addition, a separate facility for FTX and Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), will replace the existing $800 million FTX/FRP credit arrangements, the availability of which is now reduced by PT-FI's borrowings under its existing $550,000,000 facility.
In addition, prior to the Distribution, FCX will effect a recapitalization by merging a newly created, wholly owned Delaware subsidiary of FCX with and into FCX (the "Merger"). The Merger will result in a number of changes to FCX'S capital structure. These changes include altering the voting rights of FCX so that the shareholders of its Class B Common Stock elect 80% of the FCX directors and shareholders of its Class A Common Stock and preferred stock together elect 20% of the FCX directors. Such changes in voting power are required in order to permit the Distribution to be tax-free for federal income tax purposes. Consummation of the Merger has been approved by the shareholders of FCX's Class A Common Stock and Class B Common Stock, who also approved the establishment of new stock option, stock-based award and cash bonus plans for its directors, officers and employees and the amendment of its Certificate of Incorporation to reduce FCX's vulnerability to unsolicited takeover proposals.
After the completion of the FTX refinancing and the consummation of the Merger, FTX will spin off FCX in the Distribution. FTX currently owns all of the shares of Class B Common Stock of FCX. Pursuant to the Distribution, FTX will distribute all of the shares of FCX Class B Common Stock which it owns at such time pro rata to its common stockholders.
In connection with the Distribution, FCX will repay in full its intercompany indebtedness to FTX. Certain obligations previously incurred by FTX, including liabilities with respect to space and equipment leases and employee benefits relating to employees transferred to FCX, will be transferred to FCX. In addition, up to $90 million of FTX's existing guarantee of FM Properties Operating Co.'s indebtedness will be assumed b FCX. Following the Distribution, FTX will retain its interests in the sulphur and agricultural minerals business It will remain engaged in the business of mining and selling sulphur through its interest in FRP, a Delaware limited partnership, and in the business of mining, developing, producing and marketing phosphate fertilizers through its interest in and through FRP's interest in a joint venture partnership IMC-Agrico Company.
B.      RTZ Transactions and -FTX Recapitilization
1. On March 7, 1995, FTX signed letters of intent with The RTZ Corporation PLC ("RTZ") and RTZ America Inc. ("RTZ America") whereby RTZ subsidiaries may acquire up to approximately 19% of the outstanding common equity of FCX and up to approximately 12% of the outstanding common equity of FTX. In addition, FCX and subsidiaries of FCX will enter into joint ventures with RTZ and subsidiaries of RTZ pursuant to which RTZ's subsidiaries will fund up to $850 million of exploration and development projects on lands controlled by FCX's Indonesian subsidiaries and RTZ will acquire 25% of FCX's Spanish smelter operations and mineral exploration program.
2. Pursuant to its arrangements with RTZ, FTX will sell approximately 21.5 million shares of the Class A Common Stock of FCX (which is approximately 10.4% of the outstanding common equity of FCX) to RTZ for $450 million. RTZ has an option to
- -2-
purchase from FTX an additional 3.5 million shares of Class A Common Stock for $75 million. FTX will use the proceeds from the sale of these shares of FCX Class A Common Stock to call for redemption in accordance with their terms its Zero Coupon Convertible Subordinated Debentures (the "ABC Debentures"), to repay certain of its long-term debt and, to the extent that there are any proceeds remaining, for other corporate purposes.
3.      FTX will also call for redemption its 6.55%
Convertible Subordinated Notes (the "6.55% Notes"). In connection with the redemption of the 6.55% Notes, RTZ America, if requested by FTX, will make an all-cash tender offer for all of the 6.55% Notes and will convert any 6.55% Notes it acquires in the tender offer into the Common Stock of FTX. As a result of the tender offer or otherwise, it is expected that most of the 6.55% Notes will be converted into FTX Common Stock rather than being redeemed. If FTX purchases any of the 6.55% Notes in redemption, however, RTZ, if requested, will purchase additional FCX Class A Common Stock from FTX.
4.      In order to effect such sales of FCX Class A
Common Stock, FTX will convert a sufficient amount of shares of the FCX Class B Common Stock it owns into shares of FCX Class A Common Stock.
5. In addition, FTX has completed an offer of shares of its Common Stock in exchange for its $4.375 Convertible Exchangeable Preferred Stock, at a ratio of 2.85 shares of Common Stock for each share of such Preferred Stock.
6. If RTZ America acquires and converts all of the 6.55% Notes and RTZ exercises the option to acquire the additional
3.5 million shares of the FCX Class A Common Stock, RTZ and RTZ America will own, in the aggregate after giving effect to the spin-off, up to approximately 19% of the outstanding common equity of FCX and, if the shares obtained on conversion of the 6.55% Notes are retained through the Distribution, approximately 12% of the common equity of FTX anticipated to be outstanding (after completion of FTX's restructuring).
7. In addition to RTZ America's acquisition of FTX and FCX stock, RTZ and FCX have agreed to establish joint ventures to explore and develop the Contracts of Work ("COWs") held by PT-FI and by P.T. Irja Eastern Minerals Corporation ("PT-IRJA"), an Indonesian limited liability company in which FCX's wholly owned subsidiary, Eastern Mining Company, Inc., a Delaware corporation, owns an 80% interest. Under the joint venture arrangements, subsidiaries of RTZ will acquire a 40% undivided interest, in (i) the COW held by PT-IRJA (the "PT-IRJA Area"); (ii) in the COW held by PT-FL insofar as it relates to Contract Area Block B (as defined in PT-FI's COW); and (iii) in the COW held by PT-FI insofar as it relates to expansion projects funded on a joint venture basis
- -3-
or on a sole risk basis by RTZ in Contract Area Block A (as defined in PT-FI's COW) (it being understood that expansion projects exclude PT-FI's current mining and milling operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base).
8. All Products (as defined in PT-FI's COW) obtained or other property produced by or acquired by the joint venture expansion projects in BLOCK A or joint venture projects in Block B will be held in the name of PT-FI as operator of such joint venture but shall be and remain the property of PT-FI and RTZ severally in proportion to their interests in the joint venture. In addition, PT-FI will make its 60% interest in PT-FI's COW insofar as it relates to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ in Block A (it being understood that expansion projects exclude PT-FI's current mining and milling operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base) available to the joint venture. FCX will guarantee PT-FI's obligations under the participation agreement which governs the terms of the joint venture.
9. Under the joint venture arrangements, subsidiaries of RTZ will pay for all further exploration approved by an Exploration Committee established by FCX and RTZ until RTZ has paid an aggregate of $100 million. Thereafter, the parties will pay additional exploration costs ratably in proportion to their participating interests in such projects (on a 60%/40% basis except for sole risk ventures). The parties will pay the costs to develop additional projects in Block A (after RTZ has funded its $750 million as outlined below), and of all projects in Block B and in the PT-IRJA Area, ratably in accordance with their participating interests in such projects.
10. In addition, RTZ will provide 100% of certain specified costs (up to $750 million), including mining development, equipment and working capital, of future expansion projects of PT-FI's current milling operations in Block A, subject generally to proving up of 400 million tonnes of reserves incremental to the 1994 year-end 10-K reserves. RTZ's contribution of $750 million for such Block A expansion projects is being structured as a $450 million loan to PT-FI, with recourse only to PT-FI's cash flows attributable to such Block A expansion projects, and as a direct investment by RTZ of $300 million. In return, PT-FI will grant to RTZ a first priority lien upon PT-FI's 60% interest in incremental cash flow resulting from the expansion of operations under PT-FI's COW and RTZ will receive 100% of incremental cash flow attributable to PT-FI's 60% undivided interest in such expansion projects until it has received in respect of the loan an amount equal to the funds it has provided through the loan plus interest on the loan based on RTZ's cost of borrowing, after which RTZ will continue to receive 40% and PT-FI will receive 60% of incremental cash flow for the remaining life of such expansion projects. A condition to the making of the
- -4-
$450,000,000 loan by RTZ will be the release by the Banks, subject to satisfactory intercreditor arrangements, of any lien that they may now have or hereafter acquire with respect to (i) RTZ's 40% interest in all Products obtained or other property produced by or acquired by the joint venture expansion projects in Block A or joint venture projects in Block B and in incremental cash flow resulting from the expansion of operations under PT-FI's COW, and (ii) RTZ's undivided 40% interest (subject to the following sentence) in PT-FI's right, title and interest in, to and under PT-FI's COW insofar as it relates to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ in Block A (it being understood that expansion projects exclude PT-FI's current mining and milling operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end-1994 10-K ore reserve base) and in the COW insofar as it relates to Block B. No payments to RTZ in respect of the loan or the investment will be made until the expansion projects have begun to generate such incremental cash flows.
11. In addition, FCX/PT-FI will (subject to certain exceptions to be agreed upon related to RTZ's ability to perform and to RTZ's agreement to operate consistently with the terms of the credit facilities) be replaced as operator of the joint venture by RTZ or an affiliate of RTZ reasonably acceptable to the Banks if the Banks have the right to remove FCX/PT-FI as operator and decide to exercise such right. In addition, in certain other circumstances to be agreed, such as the bankruptcy of FCX, the bankruptcy of PT-FI, the loss of control of PT-FI by FCX, or certain other circumstances to be agreed upon, RTZ may have the right to become the operator.
12. PT-FL shall continue to receive 100% of all cash flow from its current Block A operations until its year-end 1994 10-K ore reserves have been mined out in 2021.
13. In addition, a subsidiary of RTZ will purchase a 25% interest in FCX's Huelva, Spain copper smelter and RTZ will also acquire a 25% interest in FCX's Spanish mineral exploration program.
14. In addition, the outstanding guarantees of FTX relating to the debt of FM Properties Operating Co. ("FMPO"), a partnership principally owned by FM Properties Inc. ("FMPI"), will be refinanced in conjunction with a currently planned refinancing of FMPO's indebtedness. If such refinancing has not occurred at the time of the Distribution, however, FTX will retain primary responsibility with respect to $45 million of the indebtedness and FCX will unconditionally guarantee the remaining $90 million, pending a refinancing or subsequent sale of properties by FMPO.
15. The foregoing will require that PT-FI's bank lenders, (1) consent to the joint venture arrangements and the loan described above, (2) release the lien on the expansion cash flows (those attributable to expansion projects funded on a joint venture
- -5-
basis or on a sole risk basis by RTZ) and that such cash flows can be assigned and pledged to RTZ, (3) release the lien on (X) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ in Block A (it being understood that expansion projects exclude PT-FI's current mining and milling operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base), (Y) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to Block B and agree such interests may be assigned to RTZ and (Z) RTZ's 40% interest in all Products obtained or other property produced by or acquired by the joint venture expansion projects in Block A or joint venture projects in Block B, (4) agree that PT-FI may (subject to certain exceptions to be agreed upon related to RTZ's ability to perform and to RTZ's agreement to operate consistently with the terms of the credit facilities) be replaced with RTZ or an affiliate of RTZ reasonably acceptable to the Banks as operator of the joint venture as described above, (5) agree that FCX may guaranty PT-FI's obligations under the participation agreement which governs the terms of the joint venture and (6) enter into mutually satisfactory agreements with RTZ so that the respective revenue priorities and lien rights are respected.
16. In order to give effect to the foregoing, trust arrangements of the type described in Exhibit A hereto will be implemented.
- -6-

DESCRIPTION OF TRUST ARRANGEMENT
Trust Estate. To give effect to the arrangements contemplated by the credit facilities, the participation agreement and the production payment loan and to preserve and protect the respective rights of the parties thereunder, an independent third party trustee (First Trust is the existing trustee) would hold in trust (i) the COW, (ii) all concentrate sales contracts, (iii) all receipts from sales of concentrate (to be directed to trust accounts) and (iv) the surat kuasa and all Indonesian security agreements.
Sales Receipts. All receipts from sales of concentrate from PTFI's existing operations and approved expansion projects would be directed to a single "trust payments account". (Sales receipts from sole risk and greenfield projects would be directed to separate trust accounts.) It is anticipated that, prior to any allocation event, such cash receipts would be swept daily to a general PTFI account, and that PTFI would pay its various obligations, including operating expenses, debt service and payments to be made to PTRTZ. Trust Payments Account. If an allocation event has occurred, cash received in the trust payments account will be charged with operating costs, as defined in and in accordance with the accounting procedures (which will contemplate monthly estimated calculations with an annual true-up). The remainder would be split between base production cash flow and expansion cash flow (it being understood that expansion cash flows exclude PT-FI's current mining and milling operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base).
Expansion cash flow would be allocated 60% for the account of PTFI and 40% for the account of PTRTZ. PTRTZ's share would be payable to it. For so long as the production payment loan is outstanding, PTFI's 60% share will be 100% dedicated to repayment of such loan; thereafter PTFI's share would be paid to it.
Subject to the occurrence of a blockage event, base production cash flow would be paid to PTFI, which would be responsible for payment of PTFI corporate credit and infrastructure debt service.
Security Arrangements and Remedies. The lenders would be able to institute an "allocation" event, triggering the allocation set forth above, upon an event of default under the credit facilities. RTZ would be able to institute an allocation event upon the occurrence of certain specified events to be agreed with respect to the production payment loan or the participation agreement. In such an event, the payment of operating expenses and dedication to PTRTZ would be implemented by the trustee; with respect to the credit facilities, dedication of 100% of base production cash flow to the credit facilities (a "blockage" event) would require a separate notice (which may be given concurrently with an allocation notice) by the lenders upon an event of default.
It is anticipated that PTFI would pledge to the lenders its right to receive 60% of expansion cash flow after the production payment loan has been paid.
The lenders agree that if they have the right to replace PTFI as operator they will (subject to certain exceptions to be agreed upon related to RTZ's ability to perform and to RTZ's agreement to operate consistently with the terms of the credit facilities) appoint RTZ or an affiliate of RTZ reasonably acceptable to the Banks to so act, and RTZ agrees that it will so act.

Freeport-McMoRan Inc.               R. Foster Duncan
1615 Poydras Street                 Treasurer
New Orleans, LA 70112               Telephone: 504-582-4628
P.O. Box 61119                      Fax: 504-582-4511
New Orleans, LA 70161

April 27, 1995


Re: Restructuring of Freeport-McMoRan Inc.

Enclosed for your review is a description of (1) the spin-off of Freeport-McMoRan Copper & Gold Inc. ("FCX") and (2) the plans of FTX and FCX to enter into a strategic alliance with The RTZ Corporation PLC ("RTZ") and RTZ America Inc. (the "RTZ Transaction"), as to both of which we have informed you previously and details of which are set out in the Exhibit hereto.
In order for us to proceed with our discussions with RTZ toward execution of definitive documentation, we are requesting that you indicate your agreement in principle to the RTZ Transaction, subject to your further approval of the final terms of the definitive documentation. As you are aware, under the original FTX/FCX/FI credit facility, the security interest granted to the lenders includes cash flows from PT-FI's Contract of Work, Block A. As described in more detail in the attachment, the RTZ Transaction will include the sharing of certain incremental cash flows from future expansion projects related to Block A. Cash flows from the current base production in Block A of 118,000 tonnes per day, in effect produced from the amount of PT-FI's year-end 10-K ore reserve base, will remain reserved to PT-FI (and, consequently, to its lenders) and RTZ's interest will be only in any incremental cash flow derived from production in excess of such current base production due to any expansion projects RTZ has funded on a joint venture basis or on a sole risk basis. Please refer to the attachment for further detail regarding the RTZ Transaction.
In reliance upon your agreement in principle, the parties intend to enter into a stock purchase agreement governing the purchase of FCX stock and related transactions and, at the same time, a master agreement attaching forms of definitive documentation regarding the joint venture, which definitive documentation will be subject to your satisfaction as provided below.
If you agree in principle to the RTZ Transaction as outlined above and in the attachment, subject to your further approval of the final terms of the definitive documentation regarding such transaction, please countersign this letter and return it via facsimile (504-582-4511) to R. Foster Duncan, Treasurer of Freeport-McMoRan Inc., with a copy via facsimile to James Woolery of Cravath, Swaine & Moore, counsel for the Agent (212-474-3700), no later than Friday, May 5, 1995. We understand such agreement in principle to include specifically your agreement that, subject to your satisfaction with the final terms of the RTZ Transaction and the definitive terms of the documentation regarding such transaction, (1) you will cooperate and negotiate in good faith with RTZ regarding intercreditor and revenue sharing arrangements to give effect to the foregoing, (2) you will consent to the joint venture arrangements and the loan described in the attachment, (3) you will consent to release the lien on the expansion cash flows (those attributable to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ) and that such cash flows can be assigned and pledged to RTZ, (4) you will consent to release the lien on (X) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to expansion projects funded on a joint venture basis or on a sole risk basis by RTZ in Block A (it being understood that expansion projects exclude PT-FI's current milling and mining operations in Block A, i.e., the current base production in Block A of 118,000 tonnes per day, in effect produced from PT-FI's year-end 1994 10-K ore reserve base), (Y) the 40% undivided interest to be acquired by RTZ in the COW insofar as it relates to Block B and agree such interests may be assigned to RTZ and (Z) RTZ's 40% interest in all Products obtained or other property produced by or acquired by the joint venture expansion projects in Block A or joint venture expansion projects in Block B, (5) PTFI may (subject to certain exceptions to be agreed upon related to RTZ's ability to perform and to RTZ's agreement to operate consistently with the terms of the credit facilities) be replaced with RTZ or an affiliate of RTZ reasonably acceptable to the Banks as operator of the joint venture as described in the attachment and (6) FCX may guaranty PTFI's obligations under the participation agreement which governs
- -2-
the terms of the joint venture. Please return the original executed signature pages to Mr. Woolery via overnight courier c/o Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475 (telephone: 212-474-1000).
Very truly yours


R. Foster Duncan



Agreed and accepted on this __ day of April, 1995:



Name of Bank



By
Name:
Title:
- -3-

Freeport-McMoRan Inc.                    R. Foster Duncan
1615 Poydras Street                      Treasurer
New Orleans, LA 70112                    Telephone: 504-582-4628
P.O. Box 61119                           Fax: 504-582-4511
New Orleans, LA 70161

                                         April 27, 1995
To:     The Banks Referred to Below

Re:     Freeport-McMoRan Inc.  Recapitalization

Reference is made to: (i) the Amended and Restated Credit
Agreement (the "FTX-FRP Credit
Agreement") dated as of June 1, 1993 among Freeport-McMoRan Inc. ("FTX"), Freeport-McMoRan Resource
Partners, Limited Partnership ("FRP"), the Banks party thereto and Chemical Bank (as Agent for the Banks),
(ii) the Credit Agreement dated as of October 27, 1989, as amended and restated as of June 1, 1993 and as further amended (the "FI Credit Agreement"), among P.T. Freeport Indonesia Company ("FI"), FTX,
Freeport-McMoRan Copper & Gold Inc. ("FCX"), the Banks party thereto First National Bank, National
Association (as successor to Morgan Guaranty Trust Company of New York, as trustee for the Banks under the FI Trust Agreement) and Chemical Bank (as Agent for the Banks), and (iii) to the Credit Agreement dated as of June 11, 1992, as amended (the "FMPO Credit Agreement"), among
FM Properties Operating Co. ("FMPO"), FTX, the Banks party thereto and Chemical Bank as Agent and Collateral Agent for the Banks (the FTX-FRP Credit
Agreement, the FI Credit Agreement and the FMPO Credit Agreement being collectively referred to herein as the "Credit Agreements"). Terms used but not defined herein have the meaning assigned to such terms in the FTX-FRP Credit Agreement.
As you are aware, FTX plans to recapitalize its indebtedness prior to its spinoff of FCX. The recently announced transactions with RTZ enable FTX to proceed with this recapitalization. Under the most likely scenario, FTX intends to sell to RTZ shares of FCX currently held by FTX representing a 12.2% ownership interest in FCX. The total proceeds from a sale of a 12.2% ownership interest would be approximately $525 million (approximately $490 million after tax). Actual sales to RTZ will vary depending on the outcome of subsequent events described below. All such sales to RTZ will result in reductions to the FTX Borrowing Base pursuant to the formula in Section 2.5 of the FTX-FRP Credit Agreement.
On March 24, 1995, FTX commenced its recapitalization program by offering holders of the $4.375 Convertible
Exchangeable
Preferred Stock (the "Preferred Stock") the option to exchange each share of Preferred Stock into 2.85 shares of FTX common stock. Net proceeds from the sale of FCX shares to RTZ will be used by FTX to call the Zero Coupon Convertible Subordinated Debentures due 2006 ("ABC's") for approximately $282 million in cash.
FTX will also call the 6.55% Convertible Subordinated Notes due January 15, 2001 (the "6.55%'s") and the holders will have the option of receiving cash or converting their securities into shares of FTX common stock. FTX may decide to change the terms of the conversion of the 6.55%'s.
While FTX management is confident the 6.55% holders will elect to convert, some portion of the
6.55% holders may elect not to convert to FTX shares and cash will therefore be required to satisfy the call price for these securities. However, even in the event that there are no 6.55% conversions to equity, FTX can raise up to approximately $653 million in aggregate (net of taxes) through its arrangement with RTZ from the sale of FCX shares, and would have cash outflows of approximately $644 million ($282 million for the ABC's plus $352 million for the 6.55%'s in the event that no 6.55% holders convert). While the FTX revolver may be needed on an interim basis, no net uses of the FTX revolver would therefore be required in order to complete the recapitalization. We have attached for your convenience a pro forma Borrowing Base availability calculation which details this scenario.
In order to consummate the actions described above, it is necessary for FTX to obtain the following consents and waivers under the Credit Agreements:
1. A consent by the Required Borrowing Base Banks not to exercise their right under Section 2.2(III) of the FTX-FRP Credit Agreement to redetermine the Borrowing Base Factors if FTX's direct or indirect aggregate ownership of FI decreases below 50% on a fully diluted basis as a result of the sale by FTX of shares of FCX to RTZ on the terms described above (in no event to decrease below 43%);
2. To the extent necessary to permit the payment of cash on the ABC's and 6.55%'s in the aggregate amounts and on the terms described above, a waiver by the Banks of compliance by FTX with the terms of
Section 5.2(i) of both the FTX-FRP Credit Agreement and the FI Credit Agreement prohibiting payment on the ABC's and 6.55%'s except (x) in common stock of FTX (with cash payment for fractional shares) and (y) otherwise in an aggregate amount not in excess of $15,000,000;
3. A consent by the Banks under Section 5.2(n)(i) of the FTX-FRP Credit Agreement and Section 5.2(n) of the FI Credit Agreement to any change in the conversion terms for stock issuances and timing provisions of the 6.55%'s; and
- -4-
4. The waivers and conditions outlined above are conditioned upon the execution of and the Agent's satisfaction with the terms of the Stock Purchase Agreement to be executed in connection with the transactions with RTZ referred to above.
Execution of this letter agreement shall constitute agreement and acceptance of the waivers and consents described in paragraphs 1, 2 and 3 above with respect to the terms outlined above by each Bank under each of the Credit Agreements to which it is a party. Following receipt by the Agent of executed counterparts of this letter agreement which, when taken together, bear the signatures of FTX, FRP, FMPO, FI, the Agent and the Required Banks (as defined under each of the respective Credit Agreements), this letter agreement shall become effective upon the satisfaction of the conditions outlined in paragraph 4 above.
This letter agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
Except as expressly set forth herein, this letter agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks and the Agent under the respective Credit Agreements, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the respective Credit Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This letter agreement shall apply and be effective only with respect to the provisions of the respective Credit
Agreements specifically referred to herein. Except as expressly set forth herein, the respective Credit
Agreements shall continue in full force and effect in accordance with the provisions thereof. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.
FTX shall pay all out-of-pocket expenses incurred by the Agent in connection with the preparation of this letter agreement, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, counsel for the Agent.
- -4-

If the foregoing correctly sets forth our understanding, please indicate your acceptance hereof by signing in the appropriate space below and returning to the Agent one of the enclosed duplicate originals hereof, whereupon this letter agreement shall become a binding agreement between us.
Very truly yours,


Freeport-McMoRan Inc.,


by
R. Foster Duncan
Treasurer


Freeport-McMoRan Resource Partners, Limited Partnership


by      Freeport-McMoRan Inc.
its Administrative Managing General Partner,



R. Foster Duncan
Treasurer


P.T. Freeport Indonesia Company


by
R. Foster Duncan
Treasurer
- -4-

FM Properties Operating Co.,


by      Freeport-McMoRan Inc.
its Managing General Partner,



R. Foster Duncan
Treasurer


Agreed and accepted on
this ___ day of April, 1995:



Name of Bank


by
Name:
Title:
- -4-

Proforma Borrowing Base Availability
Assumes No Conversion of 6.55% Notes

Assumptions

A Initial sale of 21.5 million shares of FCX common stock to RTZ for $450 million ($430 million net of tax); subsequent sale 14.4 million shares to RTZ for $301 million
($223 million net of tax).

B       Repayments of ABC's in the amount of
$281 million and 6.55% in the amount of
$352 million.

These events have the following effects on the FTX Bank Debt and Borrowing Base:
FTX Bank Debt

Actual Balance - March 31, 1995    $281,500
Less Net Proceeds of RTZ Sales     (652,603)
Plus:  Retirement of ABC's          281,487
Plus:  Retirement of 6.55%'s        352,416
Proforma Balance - March 31, 1995   262,800



FTX Borrowing Base Reduction (as required under Section 2.5
of the FTX Credit Agreement)
Actual Balance - March 31, 1995      1,800,000
Less:  Net Proceeds
$150MM X 50%    (75,000)
$150MM X 75%    (112,500)
$353MM X 100%   (352,003)
Proforma Balance - March 31, 1995       1,259,697

Availability

Figures In $Millions                   3/31/95  3/31/95
                                      (Actual) (Proforma)
FTX Borrowing Base                    $1,600.0  $1,259.9
Plus MS Factors:

FRP (.486)                               166.7    166.7
PTFI (.409 to .570)                      157.9    220.1
Total adjusted base                   $2,124.6 $1,646.7

Less:                                            (262.8)
FTX:
   Bank Debt                       ($281.5) ($262.8)
   Subordinated
   Debt/Other                       (598.2)   0.0
   FM Properties
   Guarantee/Debt                   (138.3)  (138.3)
   (net)

FRP
   Bank Debt                          (179.0)    (179.0)

   Public Debt                        (150.0)    (150.0)
   IMC-Agrico/Other                    (14.1)     (14.1)

FCX/PTFI:
Bank Debt                                 (35.0)   (35.0)
Privatization - Debt/Leases              (351.3)   (351.3)
Caterpillar/Other                         (88.3)   (88.3)
Total Borrowing Base Debt            ($1,813.0)  $1,198.7)

Credit Availability
Availability Under Borrowing Base         $311.0       $448.1
Availability Under Bank Facility          $304.5       $323.2